As filed with the Securities and Exchange Commission on July 17, 2025

Registration No. 333-283682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECHTARGET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-2218610
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

275 Grove Street Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

TechTarget, Inc. 2017 Stock Option and Incentive Plan

TechTarget, Inc. 2024 Incentive Plan

TechTarget, Inc. 2024 Employee Stock Purchase Plan

(Full Title of the Plan)

Charles D. Rennick

Vice President, General Counsel, and Corporate Secretary

(Name and Address of Agent For Service)

(617) 431-9200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) relates to the Registration Statement on Form S-8, File No. 333-283682, filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2024 (the “Original Registration Statement”) by TechTarget, Inc. (the “Registrant”). The Original Registration Statement registered (i) 1,492,858 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), issuable upon the vesting of restricted stock units outstanding under the TechTarget, Inc. 2017 Stock Option and Incentive Plan; (ii) 6,366,171 shares of Common Stock issuable under the TechTarget, Inc. 2024 Incentive Plan; and (iii) 1,400,000 shares of Common Stock issuable under the TechTarget, Inc. 2024 Employee Stock Purchase Plan.

This Amendment No. 1 is being filed by the Registrant solely for the purpose of (i) including as Exhibit 23.4 hereto PricewaterhouseCoopers LLP’s consent to the incorporation by reference in the Original Registration Statement of its report dated May 28, 2025, with respect to the consolidated financial statements of the Registrant included in its Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2024, (ii) including as Exhibit 23.5 hereto PricewaterhouseCoopers LLP’s consent to the incorporation by reference in the Original Registration Statement of its report dated June 27, 2024, except for the effects of the restatement discussed in Note 1 to the combined financial statements of Informa Tech Digital Businesses of Informa PLC appearing in Amendment No. 4 to Toro CombineCo, Inc.’s Registration Statement on Form S-4 (No. 333-280529) as filed on October 23, 2024, as to which the date is September 4, 2024 and (iii) updating Part II – Information Required in the Registration Statement – Item 8, Exhibits. This Amendment No. 1 does not update, amend or modify any other information, statements or disclosure contained in the Original Registration Statement, except as otherwise referenced herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Amended and Restated Certificate of Incorporation of TechTarget, Inc. (previously filed with the Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-42428) on December 3, 2024 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of TechTarget, Inc. (previously filed with the Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-42428) on December 3, 2024 and incorporated herein by reference).

5.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2**	Consent of Stowe & Degon, LLC

23.3**	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of PricewaterhouseCoopers LLP

23.5*	Consent of PricewaterhouseCoopers LLP

24**	Power of attorney (included on the signature pages of this registration statement)

99.1	TechTarget, Inc. 2017 Stock Option and Incentive Plan (previously filed with the Commission as an Exhibit to TechTarget Holdings Inc.’s Current Report on Form 8-K (File No. 001-33472) on June 11, 2021 and incorporated herein by reference.)

99.2	TechTarget, Inc. 2024 Incentive Plan (previously filed with the Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-42428) on December 3, 2024 and incorporated herein by reference.)

99.3	TechTarget, Inc. 2024 Employee Stock Purchase Plan (previously filed with the Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-42428) on December 3, 2024 and incorporated herein by reference.)

107**	Filing Fee Table

*	Filed herewith
**	Previously filed with the Original Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Original Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Newton, State of Massachusetts, on this 17th day of July, 2025.

TECHTARGET, INC.

By:	/s/ Gary Nugent
Gary Nugent
Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Original Registration Statement.